Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-207625, No. 333-150078, No. 333-100081 and No. 333-38028) on Form S-8 of United Community Financial Corp. of our report dated March 13, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of United Community Financial Corp. appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio

March 13, 2019

EX.23-1